SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________

 FORM 8-K
___________

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 16, 2010

JINMIMI NETWORK INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	333-156950	20-4281128
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6G, West Building, Changxing Plaza
Changxing Rd, Nanshan District
Shenzhen, Guangdong, 518051 P.R. China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+85 (755) 8340 6503
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)
===============================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On September 16, 2010, our indirect subsidiary, Chuangding Investment Consultant (Shenzhen) Company Limited, entered into a mutual Termination of Management Consultancy Agreement with Shenzhen Jinmimi Network Technology Company Limited (the “Termination Agreement”).  Pursuant to the terms of the Agreement, both parties have determined that profit making performance under the Management Consultancy Agreement is not feasible without unreasonable expense and delay, and thus desire to terminate the Management Consultancy Agreement and release each other from all duties, obligations, covenants and representations under or arising out of the Management Consultancy Agreement. In addition, Xi Li and Silky Road International Group Limited agreed to cancel the promissory notes issued to them by the Company as they accepted to be the successor for the new consultancy agreement with Shenzhen Jinmimi Network Technology Company Limited.

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None; not applicable.

(b)	Pro Forma Financial Information.

None; not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	Termination of Management Consultancy Agreement between Shenzhen Jinmimi Network Technology Company Limited and Chuangding Investment Consultant (Shenzhen) Company Limited dated September 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JINMIMI NETWORK, INC.

Date: September 21, 2010	By:	/s/ Deng Zhang
Deng Zhang
Title:
President, CEO and Chairman of the Board of Directors